UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2020 (October 27, 2020)

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

(Address of principal executive offices, including zip code)

+86-411-88079120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:         None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, the Board of Directors of Ionix Technology, Inc., a Nevada corporation (the “Company”), accepted the resignation of the following directors: (i) Mr. Qinghua Shi (“Mr. Shi”), as independent director and member of the Compensation Committee and Nominating and Corporate Governance Committee, and (ii) Anthony Saviano (“Mr. Saviano”), as independent director and member of the Audit Committee. The resignations of Mr. Shi and Mr. Saviano was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Saviano’s resignation the following agreements between the Company and Mr. Saviano, were terminated: (1) the Consulting Agreement, dated July 29, 2019, and (2) the Independent Director Agreement, dated July 29, 2019.

Appointment

On October 27, 2020, effective upon Mr. Shi’s resignation, Ms. Xiaolin Wei (“Ms. Wei”) was appointed to serve as a member of the Board of Directors of the Company and member of each of the Compensation Committee and Nominating and Corporate Governance Committee of the Company; and Ms. Wei has accepted such appointment. The biography for Ms. Wei is set forth below.

On October 27, 2020, effective upon Mr. Saviano’s resignation, Ms. Yanli Wang (“Ms. Wang”) was appointed to serve as a member of the Board of Directors of the Company and as a member of the Audit Committee of the Company; and Ms. Wang has accepted such appointment. The biography for Ms. Wang is set forth below.

Biographies of newly appointed directors:

Ms. Xiaolin Wei, 30, is originally from Dalian, Liaoning Province, China. Ms. Wei received a Bachelor degree in Advertising and Marketing in 2014 from the British Columbia Institute of Technology (BCIT) in Canada. From 2015 to present, Ms. Wei has acted as the General Manager of Shenzhen Hongbo Fund Management, where she has participated in angel round investments and subsequent stage financing of domestic projects. Ms. Wei has valuable practical experience in the capital market.

Ms. Yanli Wang, 49, graduated from Dongbei University of Finance and Economics majoring in accounting, and has been a senior accountant and senior economic analyst. From October 2012 to present, Wang has worked as Financial Director, Audit Manager, and Manager of audit and supervision department, of the Dalian Branch of China Ping An Life Insurance Co., Ltd. From November 1993 to September 1995, Wang worked at Jiamusi Plastic No. 8 Factory as a cashier. From October 1995 to August 1999, she worked at Jiamusi Great Wall Company as a cost accountant. From April 2000 to October 2012, Wang worked at Shanghai Jiaji Express Co., Ltd. as a financial manager.

Family Relationships

Ms. Wang and Ms. Wei are not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: October 29, 2020	By	/s/ Cheng Li
Cheng Li
Duly Authorized officer, Chief Executive Officer